EXHIBIT 23.1

                                                    Exhibit 23.1


                INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Devon Energy Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of Devon Energy Corporation of our report dated January 26, 1998, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1997, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997 annual report on Form 10-K of Devon Energy Corporation




                                    KPMG  Peat  Marwick LLP

Oklahoma City, Oklahoma
March 24, 1998